UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2011

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VGTEL, INC.
(Exact name of registrant as specified in its charter)

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New York	4814	01-0671426
State or Other Jurisdiction of Incorporation	Primary Standard Industrial Code	(I.R.S. Employer Identification No.)

415 Madison Avenue, 15th Floor,
New York, NY 10017

(Address of principal executive offices) (Zip Code)

646-673-8665

Registrant’s telephone number, including area code

———————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

VGTEL, INC.

8K Report

FORWARD-LOOKING STATEMENTS

This 8-K Report contains forward-looking statements that relate to future events or our future financial performance.  These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, levels of activity, performance or achievements of our business to be materially different from those expressed or implied by any forward-looking statements.  Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, and the markets in which we operate as described in this 8-K Report.  In some cases, you can identify the forward-looking statements by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.  These statements represent our present expectations or beliefs concerning future events.  We caution that such statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements.  Consequently, results actually may differ materially from the expected results included in these statements.

All forward-looking statements in this 8-K Report are made as of the date hereof, based on information available to us as of the date hereof.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we do not guarantee future results, levels of activity, performance or achievements, and we caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in this 8-K Report.

Among the key factors that may have a direct bearing on the company's operating results are risks and uncertainties described under “risk factors,” including those attributable to our dependence upon the industries in which we operate and concerns about our ability to raise capital.

Item 1.01 Entry into Material Definitive Agreement

See Item 2.01 herein below.

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 24, 2011 we executed an Agreement and Plan of Share Exchange (“Exchange Agreement”) with Venture Industries, Inc. (“VII”),  a company organized under the laws of the state of Nevada, pursuant to which we would acquire 100% of the issued and outstanding shares of VII, in exchange for the issuance of 17,698,571 shares of our common stock, par value $0.0001.  The shares that we would issue to the shareholders of VII will constitute 65% of our issued and outstanding common stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Exchange Agreement and after giving effect to the Cancellation Agreement described below.  The closing of the transaction took place on March 30, 2011.

Form 10 information of Ventures Industries, Inc.

Item 1.  Business

Venture Industries, Inc. ("VII”) is a development-stage media and technology company that plans to provide personal media services and applications to consumers for use within social media networks and across mobile communication devices/platforms.

We plan to generate revenue through advertising, sponsorships, business-to-business marketing services and personalized consumer marketing rewards/offers.  Our vertical applications will introduce peer-to-peer video connections across social media networks (e.g. Facebook).

Today, consumer audiences want to have the ability to express themselves, to share with each other and make trusted connections. Our video application will facilitate the enhancement to make social media networks more personal across an individual’s social connections. We will also introduce new vertical mobile applications for content sharing and collaboration.  Underlying these applications will be an audience data management platform that serves the purpose of personalizing the consumer's experience through smart content, intelligent ad targeting and the integration of business-to-consumer e-commerce solutions that allow brand/marketing activation.

History of the Company

In December 2010, Frank Magliato, the President of Saddle River Associates & Company, Inc. joined with Lawrence Harris, formerly Chief Executive Officer and co-founder of Ansible Mobile to discuss a plan to create a media group that would take advantage of the growing world of social media, mobile media and video.  They formulated a strategy to build consumer facing applications and services, along with a plan to acquire or merge with pre-existing media technology entities.   Mr Harris also identified a horizontal rollup strategy with several target companies.They also discussed and identified important milestones for the financial strategy that would help to drive the business plan. VII commenced operations on December 7, 2010.

In December 2010 and January 2011,  VII sought out and secured $1.3 million in funds and began operating as a business. Technology teams were engaged to code capabilities and user functionality into a video application that could run inside social networks. VII also performed research on a number of public companies and codified characteristics of such to meet requirements of a formal public operating company.

Recent events

In February 2011, VII entered into an Agreement and Plan of Share Exchange with VGTel, Inc., a New York corporation whose common stock was registered with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934 and initiated contact with institutional investors to secure $10 to $15 million in capital funding. Business operations continued, with a focus on technology development for video and mobile applications and research commenced on potential business partnerships for audience data management. Kirk McDonald, formerly President of Digital at Time, Inc. officially joined VII as a strategic consultant.

In March 2011, VII added new team members in key administrative, technology, finance and marketing roles.  On March 23, 2011,  VII acquired the mark, software and intellectual property of PEEP  for $150,000 (see Exhibit 10.1 to this Form 8-K) and initiated a trademark application for PEEP. VII next launched a beta PEEP application on Facebook and sold a charter advertising sponsorship program.  Kirk McDonald assumed the role as Chairman of the Board of Directors of VII.

Our Mission

Our mission is to connect brands and content with digital audiences.

We believe that the most effective, and ultimately the most profitable method to accomplish our mission is to understand that the audience’s interests come first.  We are a personal media company and understand that offering a premium quality audience experience, personalized via first party data,  will lead to increased usage and strong word of mouth endorsement within social networks.

We expect to grow our business through the continued engagement of content and services and our commitment to placing the audience first is easily reflected in three expressions of our planned execution:

• Make video authentic and relevant within social media

• Provide intelligent advertising connections

• Personalize consumer marketing rewards and offers

We are confident that by placing the audience first,  we will establish an improved experience for brands to reach and genuinely engage in conversations across digital channels.

How We Will Provide Value

Audience Data.   We will serve audiences by developing applications and products that enable people to personalize their connections with each other and with brands in more authentic ways. We put a premium on the individual’s need for identification and expression, and will create tools to improve communication in digital interactions. We plan to use data and technology to pair real time inventory with real time sales demand. Through the consumer facing services, we will collect and organize audience data based on demographics, behavior and social connections. Our audience data management platform will normalize and parse the data to build usable audience segments to improve the user’s experience with content and brands on our services.

Video.  There has been explosive growth in digital video consumption, with half of the total U.S. population consuming online video content. We will introduce applications to make video networking an integral expression of social networking and thereby increase the connections between audiences and brands.

Mobile.   We are building mobile applications to serve the consistently growing needs of today’s “always-on” consumer.  We plan to bring brands to the point of audience purchase through the use of connected devices.  Our applications will bring entertainment content in the form of music and video to internet connected mobile devices while connecting individuals with each other.  We will make content discovery engaging and entertaining.

Social Media.  Social media is the current platform for interpersonal connections over the internet and where the delivery of content will be enhanced with the introduction of video and data.  The value of social networks is found in the selection and distribution of content by participants.  We believe we can provide data, analysis and insights to enhance audience connections, providing the audience with improved tools for content discovery and sharing.  Social interaction and engagement is a core element of the online experience for consumers, online publishers, retailers and brands.  Our enterprise-class social media video applications will allow brands to express their value through feature rich applications.  These social media applications will facilitate social media interactions.  We believe that our social media video tools will be operable with most of the popular social media platforms, including Facebook and Twitter.  The deployment of our social media video applications will present us with an opportunity to cross-sell other components of our platform solution to brands.

Advertisers.   We plan to serve advertisers by helping them focus their messages to the target audience they desire at scale. Today’s market challenge is to drive efficiency and return on investment through every advertising and sponsorship campaign. Advertisers are turning to technology in digital media to address these challenges and allow them to target to specific audience segments based on data. While the sources of data might vary, we believe that the industry trend is for data to become increasingly a part of the media currency to determine value.

The Venture Industries Inc. model moves to address the current market challenges of engaging with fragmented audiences across digital platforms.  Our holding company model centers on the following three areas:

•	Audience Engagement

•	Audience Data Management

•	Brand Activation

Item 1A. Risk Factors

An investment in our Company (Vgtel after the shares exchange) involves significant risks. You should read these risk factors carefully before deciding whether to invest in the Company. The following is a description of what we consider our key challenges and risks.

Our content and media service offering will primarily generate revenue from advertising, and advertisers must purchase our products and services for us to remain in business.

We will generate a significant portion of our revenue from advertising.  Advertisers will not do business with us if their investment in advertising with us does not generate sales leads, and ultimately customers, or if we do not deliver their advertisements in an appropriate and effective manner.

Advertisers place contracts and insertions orders for media based on the cycles of their product plans and releases.  They can generally terminate these agreements at any time.  Advertisers will not do business with us if they do not believe their investment in advertising with us will generate their desired results, and ultimately new customers, or if we do not deliver their advertisements in an appropriate and effective manner.  If we are unable to remain competitive and provide value to our advertisers, they may not place ads with us, which would negatively affect our revenues and business.

We may not be able to operate profitably or sustain positive cash flow in future periods.

VII commenced operations in December 2010 and have a limited operating history. We have had a net loss since inception. Moreover, we anticipate that our cash flows from operating activities in the near term will not be sufficient to fund our investments in the production of content and the purchase of technology and may never be.  Additionally, our consolidated financial statements included in this Form 8-K have been prepared contemplating a continuation of the company as a going concern.

Our business strategy contemplates making substantial investments in our content creation, distribution processes and the development and launch of new products and services, each of which will require significant expenditures.  In addition, as a public company, we will incur significant additional legal, accounting and other expenses that we did not incur as a private company. Our ability to generate net income in the future will depend in large part on our ability to generate and sustain substantially increased revenue levels, while continuing to control our expenses.  We may incur significant losses in the future for a number of reasons, including those discussed in other risk factors and factors that we cannot foresee. Our inability to generate net income and positive cash flows would materially and adversely affect our business, revenue, financial condition and results of operations.

We have an extremely limited operating history and a relatively new business model in an emerging and rapidly evolving market. This makes it difficult to evaluate our future prospects and may increase the risk that we will not continue to be successful.

We first derived revenue from our advertising services in March 2011 and we have only a short operating history with our peer to peer video chat advertising model.   As a result, we have little operating history to aid in assessing our future prospects. Also, we derive nearly all of our revenues from online advertising, which is an immature industry that has undergone rapid and dramatic changes in its short history.  We will encounter risks and difficulties as a company operating in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

 Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control.  For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance.  Our quarterly and annual expenses as a percentage of our revenues may be significantly different from our historical or projected rates.  Our operating results in future quarters may fall below expectations.

Any of these events could cause our stock price to fall. Each of the risk factors listed in this “Risk Factors” section, and the following factors, may affect our operating results:

•	Our ability to grow the audience of users using our PEEP application

•	Our ability to attract advertisers

•	Our ability to attract publishing partners

•	Our ability to focus on long-term goals versus short-term results

•	General economic conditions and those economic conditions specific to the internet

•	Geopolitical events such as a war, threat of war or act of terrorism

Because we are in a dynamic market and our business will evolve to meet the needs of our audience, our operating results may follow broader market patterns and limit our ability to predict our future operating results.  In addition, advertising spending has historically been cyclical in nature, reflecting overall economic conditions as well as budgeting and buying patterns.

Our business and operations are experiencing rapid growth. If we fail to effectively manage our growth, our business and operating results could be harmed and we may have to incur significant expenditures to address the additional operational and control requirements of this growth.

 We are experiencing rapid growth in our headcount and operations, which places significant demands on our management, operational and financial infrastructure.  If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our brand and operating results.  To effectively manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures.  These systems enhancements and improvements will require capital expenditures and allocation of valuable management resources.  If the improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues, which could harm our financial position.

If we fail to adopt and maintain an effective operating system of internal controls, we may not be able to accurately report our financial results or prevent fraud.  As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed.  We have committed significant resources and will rely on the experience of a seasoned leadership team to ensure that we maintain the business to the highest standards.  We cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future.

Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

The requirements of complying with the Sarbanes-Oxley act may strain our resources and distract management.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002.  The costs associated with these requirements may place a strain on our systems and resources.  The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition.  The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting.  In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant additional resources and management oversight will be required.  This effort may divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.  In addition, we may need to hire additional accounting and financial persons with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

We depend on key personnel to operate our business, and if we are unable to retain our current personnel or hire additional personnel, our ability to develop and successfully market our business could be harmed.

We believe that our future success is highly dependent on the contributions of our co-founders, in particular the contributions of our Chairman Kirk McDonald and our President Lawrence Harris, as well as our ability to attract and retain highly skilled managerial, sales, technical and finance personnel.  We currently do not maintain “key person” life insurance policies, nor have we entered into an employment agreement with any of our officers or other key personnel.   All of our employees are at-will employees, which means they may terminate their employment relationship with us at any time, and their knowledge of our business and industry would be extremely difficult to replace.  If we are unable to retain our executive officers and key employees, our business, operating results and financial condition will be harmed.

Confidentiality agreements with employees, consultants and others may not adequately prevent disclosure of trade secrets and other proprietary information.

We have devoted substantial resources to the development of our proprietary systems and technology. Although we enter into confidentiality agreements with our employees, consultants, independent contractors and other advisors, these agreements may not effectively prevent or provide remedies for unauthorized disclosure of confidential information or unauthorized parties from copying aspects of our services or obtaining and using information that we regard as proprietary. Others may independently discover or develop trade secrets and proprietary information, and in such cases we may not be able to assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could reduce any competitive advantage we have and cause us to lose customers and advertisers, or otherwise cause harm to our business.

We are dependent upon operating within Facebook’s open API for the distribution of the peer to peer live video application in Facebook.

A significant part of our distribution strategy is dependent on our ability to stay in compliance with the terms of Facebook’s open API policies.

Since our peer to peer live video application and distribution model is new and evolving, the future audience growth rates and usage rates are subject to fluctuations based on forces outside of our control.

Peer to peer multicasting is still an early innovation and subject to patterns of usage and growth that have not matured enough to represent predictable curves.  Expectations based on models and recent historic tests may not be representative of patterns that form at significantly higher scale.

We face significant competition to our peer to peer live video from established players like Skype and Google Video Chat, and a growing number of venture capital funded start-ups, which we expect will continue to intensify, and we may not be able to maintain or improve our competitive position.

We operate in an emerging and highly competitive portion of the digital media markets.  We compete for advertisers and customers on the basis of a number of factors including return on marketing expenditures, price of our offerings, and ability to deliver large volumes or precise types of customer traffic.  This competitive atmosphere could make it more difficult for us to provide value to our consumers and brand advertisers and therefore result in increased pricing pressure, reduced profit margins, increased sales and marketing expenses, decreased distribution and usage or the loss of market share, any of which would likely seriously harm our business, revenue, financial condition and results of operations.  There can be no assurance that we will be able to compete successfully against current or future competitors.

We face competition from a growing range of competitors, including but not limited to online marketing and media companies, integrated social media platforms and other specialist and enthusiast websites.  We expect to compete for business in the “Live Video” category defined as live broadcasting with peer to many and interactivity, with companies such as Ustream, Livestream, Stageit, Justin.tv, Yowie and Watchittoo.  We expect to compete for business in the “Chat Video” category defined as live broadcasting with peer to many and interactivity, with companies such as Socialeyes, Rounds, Stickam, Skype, Facetime, Vchatter, Chatroulette.

We may be subject to increased competition with any of these types of businesses in the future to the extent they seek to devote increased resources to more directly address the peer to peer live video market.  For example, if Facebook chose to compete more directly with us, we may face the prospect of the loss of business or other adverse financial consequences given that Facebook possesses a significantly greater consumer base, financial resources, distribution channels and patent portfolio.

It may decide for competitive reasons to terminate or revise the terms and conditions of their open API in such a way as to support their purposeful business strategy.  In addition, Facebook’s access to more comprehensive data regarding user profiles and social connections would give it a significant competitive advantage over everyone in the industry, including us.

If this data is used competitively by Facebook, sold to online publishers or given away for free, our business may face increased competition from companies, including Facebook, with substantially greater resources, brand recognition and established market presence.

 We face competition from traditional media companies, and we may not be included in the advertising budgets of large advertisers, which could harm our operating results.

The online content and media market we participate in is new, rapidly evolving and intensely competitive.  Competition is expected to intensify in the future as more companies enter the market.  We expect to compete for business in the “Live Video” category defined as live broadcasting with peer to many and interactivity, with companies such as Ustream, Livestream, Stageit, Justin.tv, Yowie and Watchittoo. We expect to compete for business in the “Chat Video” category defined as live broadcasting with peer to many and interactivity, with companies such as Socialeyes, Rounds, Stickam, Skype, Facetime, Vchatter, Chatroulette.

 In addition to Internet companies, we face competition from companies that offer traditional media advertising opportunities.  Most large advertisers have set advertising budgets, a very small portion of which is allocated to Internet advertising.  We expect that large advertisers will continue to focus most of their advertising efforts on traditional media.  If we fail to convince these companies to spend a portion of their advertising budgets with us, or if our existing advertisers reduce the amount they spend on our programs, our operating results would be harmed.

We may not be able to acquire target companies for our shares.

In order to execute our horizontal integration strategy, we anticipate being able to acquire companies for shares of our Company.  We may not be able to convince these companies to accept our shares.

If we are unable to acquire and drive repeat usage among new users in a cost-effective way to support our business model, then our financial condition and results of operations could be adversely affected.

We are dependent on the viral nature of social sharing and positive word of mouth to aggressively drive the distribution strategy for our social and mobile applications.  How successful we are in these efforts depends, in part, upon our continued ability to create and distribute high-quality, peer to peer video connections and mobile applications.  This must be done in a cost effective manner at scale that connects consumers with content and brands based on personal interests and needs.  We may not be able to create peer to peer video applications or mobile applications in a cost effective manner or that meets rapidly changing consumer demand in a timely manner, if at all.  Any such failure to do so could adversely affect user and customer experiences and reduce traffic and usage which would adversely affect our business, revenue, financial condition and results of operations.

If we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on providing applications, products and services that people use for a high quality Internet and Mobile experience. Our competitors are constantly developing innovations.  As a result, we must continue to invest significant resources in research and development in order to enhance audience experience.  Or, if we are unable to modify our products and services in a timely basis, we may lose users and advertisers.  Our operating results would also suffer if our innovations are not responsive to the needs of our users and advertisers, are not appropriately timed with market opportunity, or are not effectively brought to market.

Our technology depends on leveraging proven components available from Adobe (flash player and p2p communication.)

Adobe’s ubiquity and global penetration enables us to globally distribute our product on a reliable platform. We are therefore dependent on Adobe for key components.  We have offset the risks of dependency on Adobe by augmenting Adobe's peer-to-peer technologies with proprietary components. We deploy our applications using proven, scalable cloud based systems.  Although we have not yet attracted significant audience participation, all tests indicate that scalability should be achieved without any major redesign.

Our business depends on a strong brand for our business-to-consumer operating company. If we are not able to maintain and enhance our brand value, our ability to expand our base of users and advertisers will be impaired and our business and operating results will be harmed.

 We believe that maintaining and enhancing the brands of our business-to-consumer operating business is a critical factor to expanding our base of users and advertisers.  Maintaining and enhancing our brand may require us to make substantial investments and these investments may not be successful.  If we fail to promote and maintain this brand, or if we incur excessive expenses in this effort, our business, operating results and financial condition will be materially and adversely affected.  We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brand may become increasingly difficult and expensive. Maintaining and enhancing our brand will depend largely on our ability to be a technology leader and to continue to provide high quality products and services, which we may not do successfully.  To date, we have engaged in relatively little direct brand promotion activities. This enhances the risk that we may not successfully implement brand enhancement efforts in the future.

People might in the future express objections to aspects of our products, such as for example, issues related to consumer privacy and online behavioral tracking.   Aspects of our future products may also raise similar public concerns.  Publicity regarding such concerns could harm our brand.  In addition, brand and publishing partners, and other third parties may take actions that could impair the value of our brand.

Intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services and brand.

We anticipate that patents, trademarks, trade secrets, copyrights and other intellectual property rights may become important assets for us.  Various events outside of our control pose a threat to our intellectual property rights as well as to our products and services.  For example, effective intellectual property protection may not be available in every country in which our products and services are distributed or made available through the internet.  Also, the efforts we will take to protect our proprietary rights may not be sufficient or effective.  Any significant impairment of our intellectual property rights could harm our business or our ability to compete.  Also, protecting intellectual property rights is costly and time consuming.  In the future any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

Although we are planning to seek patent protection for certain of our innovations, it is possible we may not be able to protect some of these innovations.  In addition, given the costs of obtaining patent protection, we may choose not to protect certain innovations that later turn out to be important.  Furthermore, there is always the possibility, despite our efforts, that the scope of the protection gained will be insufficient or that an issued patent may be deemed invalid or unenforceable.

We also face risks associated with our trademarks. For example, there is a risk that the word “Peep” could become so commonly used that it becomes synonymous with the word “search.”   If this happens, we could lose protection for this trademark, which could result in other people using the word “Peep” to refer to their own products, thus diminishing our brand.

We also seek to maintain certain intellectual property as trade secrets.  The secrecy could be compromised by outside parties, or intentionally or accidentally by our employees, which would cause us to lose the competitive advantage resulting from these trade secrets.

Third parties may sue us for intellectual property infringement or misappropriation which, if successful, could require us to pay significant damages or curtail our offerings.

We cannot be certain that our internally-developed or acquired technologies do not and will not infringe the intellectual property rights of others.  We may in the future be subject to legal proceedings and claims that we have infringed the patent or other intellectual property rights of a third party.

Any intellectual property-related infringement or misappropriation claims, whether or not meritorious, could result in costly litigation and could divert management resources and attention.  Moreover, should we be found liable for infringement or misappropriation, we may be required to enter into licensing agreements, if available on acceptable terms or at all, pay substantial damages or limit or curtail our systems and technologies.  Also, any successful lawsuit against us could subject us to the invalidation of our proprietary rights.

Moreover, we may need to redesign some of our technologies to avoid future infringement liability. Any of the foregoing could prevent us from competing effectively and increase our costs.

Acquisitions could result in operating difficulties, dilution and other harmful consequences.

We do not have experience acquiring companies.  We are in discussions regarding a wide array of potential strategic transactions.   Any of these transactions could be material to our financial condition and results of operations.  In addition, the process of integrating an acquired company, business or technology may create unforeseen operating difficulties and expenditures.

The areas where we may face risks include:

•	Diversion of management time and focus from operating our business to acquisition integration challenges.

•	Coordination of sales and marketing functions.

•	Cultural challenges associated with integrating employees from the acquired company into our organization.

•	Retention of employees from the businesses we acquire.

•	Integration of each company’s accounting, management information human resource and other administrative systems.

•	Establishment of controls, procedures and policies across companies.

•	Implementation or remediation of controls, procedures and policies at the acquired company.

Future acquisitions or dispositions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill or other intangible assets, any of which could harm our financial condition.  Future acquisitions may require us to obtain additional equity or debt financing, which may not be available on favorable terms or at all. Also, the anticipated benefit of many of our acquisitions may not materialize.

Privacy concerns relating to our technology could damage our reputation and deter current and potential users from using our products and services.

In the future concerns can be expressed about whether products and services compromise the privacy of users and others.  Concerns about our practices with regard to the collection, use, disclosure or security of personal information or other privacy-related matters, even if unfounded, could damage our reputation and operating results.  While we will strive to comply with all applicable data protection laws and regulations, as well as our own posted privacy policies, any failure or perceived failure to comply may result in proceedings or actions against us by government entities or others, which could potentially have an adverse effect on our business.

In addition, as nearly all of our products and services will be web based and the data we will store for our users on our servers includes personal information.  Any systems failure or compromise of our security that results in the release of our users’ data could seriously limit the adoption of our products and services as well as harm our reputation and brand and, therefore, our business.  We may also need to expend significant resources to protect against security breaches. The risk that these types of events could seriously harm our business is likely to increase as we expand the number of web based products and services we offer as well as increase the number of countries where we operate.

A number of legislative proposals pending before the U.S. Congress, various state legislative bodies and foreign governments concern data protection.  In addition, the interpretation and application of data protection laws in Europe and elsewhere are still uncertain and in flux.  It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices.  If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business.  Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Our business is subject to a variety of U.S. and foreign laws that could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the U.S. and abroad that are costly to comply with, can result in negative publicity and diversion of management time and effort, and can subject us to claims or other remedies.  For example, the laws relating to the liability of providers of online services are currently unsettled both within the U.S. and abroad. Claims have been threatened and filed under both U.S. and foreign law for defamation, libel, slander, invasion of privacy and other tort claims, unlawful activity, copyright and trademark infringement, or other theories based on the nature and content of the materials searched and the ads posted by our users, our products and services, or content generated by our users.

In addition, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing or linking to third-party web sites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act.

The Child Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors.

In the area of data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as California’s Information Practices Act.  We face similar risks and costs as our products and services are offered in international markets and may be subject to additional regulations.   Any failure on our part to comply with these laws and regulations may subject us to additional liabilities.

Our business may be adversely affected by malicious applications that interfere with, or exploit security flaws in, our products and services.

Our business may be adversely affected by malicious applications that make changes to our users’ computers and interfere with the Peep experience.  These applications have in the past attempted, and may in the future attempt, to change our users’ internet experience, including hijacking queries to peep.com or otherwise interfering with our ability to connect with our users.  The interference often occurs without disclosure to or consent from users, resulting in a negative experience that users may associate with Peep.

These applications may be difficult or impossible to uninstall or disable, may reinstall themselves and may circumvent other applications’ efforts to block or remove them.  In addition, we may offer a number of products and services that our users download to their computers or that they rely on to store information and transmit information to others over the internet.  These products and services are subject to attack by viruses, worms and other malicious software programs, which could jeopardize the security of information stored in a user’s computer or in our computer systems and networks.  The ability to reach users and provide them with a superior experience is critical to our success.  If our efforts to combat these malicious applications are unsuccessful, or if our products and services have actual or perceived vulnerabilities, our reputation may be harmed and our user traffic could decline, which would damage our business.

New technologies could block our ads, which would harm our business.

Technologies may be developed that can block the display of our ads.  Most of our revenues will be derived from fees paid to us by advertisers in connection with the display of ads on web pages.  As a result, ad-blocking technology could, in the future, adversely affect our operating results.

We may have difficulty scaling and adapting our existing architecture to accommodate increased traffic and technology advances or changing business requirements, which could lead to the loss of users and advertisers, and cause us to incur expenses to make architectural changes.

To be successful, our network infrastructure will have to perform well and be reliable.  The greater the user traffic and the greater the complexity of our products and services, the more computing power we will need.  We expect to spend substantial amounts on the purchase and lease of data centers and equipment and will need to upgrade our technology and network infrastructure to handle increased traffic on our web sites and to roll out new products and services in the future.  The expansion is expensive and complex and could result in inefficiencies or operational failures.  If we do not expand successfully, or if we experience inefficiencies and operational failures, the quality of our products and services and our users’ experience could decline.  This could damage our reputation and lead us to lose current and potential user and advertisers. Cost increases, loss of traffic or failure to accommodate new technologies or changing business requirements could harm our operating results and financial condition.

We will rely on bandwidth providers, data centers and others in providing products and services to our users, and any failure or interruption in the services and products provided by these third parties could damage our reputation and harm our ability to operate our business.

We will rely on vendors, including data center and bandwidth providers in providing products and services to our users.  Any disruption in the network access or colocation services provided by these providers or any failure of these providers to handle our expected or higher volumes of use could significantly harm our business.  Any financial or other difficulties our providers face may have negative effects on our business.  We will exercise little control over these vendors, which increases our vulnerability to problems with the services they provide.  We will license technology and related databases to facilitate aspects of our data center and connectivity operations including internet traffic management services.  We may experience interruptions and delays in service and availability for such elements.  Any errors, failures, interruptions or delays in connection with these technologies and information services could harm our relationship with users, adversely affect our brand and expose us to liabilities.

Our systems will also be heavily reliant on the availability of electricity. If we were to experience a major power outage, we would have to rely on back-up generators.  These back-up generators may not operate properly and their fuel supply could be inadequate during a major power outage.  This could result in a disruption of our business.

Our business depends on continued and unimpeded access to the internet by us and our users. Internet access providers may be able to block, degrade or charge for access to certain of our products and services, which could lead to additional expenses and the loss of users and advertisers.

Our products and services depend on the ability of our users to access the internet, and certain of our products require significant bandwidth to work effectively. Currently, this access is provided by companies that have significant and increasing market power in the broadband and internet access marketplace, including incumbent telephone companies, cable companies and mobile communications companies.  Some of these providers have stated that they may take measures that could degrade, disrupt or increase the cost of user access to certain of our products by restricting or prohibiting the use of their infrastructure to support or facilitate our offerings, or by charging increased fees to us or our users to provide our offerings.  These activities may be permitted in the U.S. after recent regulatory changes, including recent decisions by the U.S. Supreme Court and Federal Communications Commission.  While interference with access to our products and services seems unlikely, such carrier interference could result in a loss of users and advertisers and increased costs, and could impair our ability to attract new users and advertisers, thereby harming our revenue and growth.

Interruption or failure of information technology and communications systems could hurt our ability to effectively provide our products and services, which could damage our reputation and harm our operating results.

The availability of our products and services depends on the continuing operation of information technology and communications systems.  In the future, any damage to or failure of our systems could result in interruptions in our service, which could reduce our revenues and profits, and damage our brand.   Our systems would be vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm our systems.

Our business depends on increasing use of the internet by advertisers marketing products and services and web sites seeking to earn revenue to support their web content. If the internet infrastructure does not grow and is not maintained to support these activities, our business will be harmed.

Our success will depend on the continued growth and maintenance of the internet infrastructure.  This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security for providing reliable internet services.  Internet infrastructure may be unable to support the demands placed on it if the number of internet users continues to increase, or if existing or future internet users access the internet more often or increase their bandwidth requirements. In addition, viruses, worms and similar programs may harm the performance of the internet.  The internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and could face outages and delays in the future.  These outages and delays could reduce the level of internet usage as well as our ability to provide our solutions.

We may obtain  additional financing by the issuance of additional shares which would dilute the ownership held by our shareholders.

We will need to raise funds through either debt or sale of our shares in order to achieve our business goals.  Although there are no present plans, agreements, commitments or undertakings with respect to the sale of additional shares or securities convertible into any such shares by us, any shares issued would further dilute the percentage ownership held by the stockholders.

At times our stock is thinly traded, you may be unable to sell at or near ask prices or at all if you need to liquidate your shares.

In the past the shares of our common stock were not traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.  Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if you need money or otherwise desire to liquidate their shares.

Broker-dealer requirements may affect trading and liquidity.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.  Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stocks.” Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	The basis on which the broker or dealer made the suitability determination, and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market.  These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded.  In addition, the liquidity for our Common Stock may decrease, with a corresponding decrease in the price of our common stock.

Our common stock may be volatile, which substantially increases the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Because of the limited trading market expected to develop for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so.  The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations.  In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company.  These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies’ common stock.  If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board, which would limit the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

We do not expect to pay dividends and investors should not buy our common stock expecting to receive dividends.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future.  Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates.  You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and there may be limited trading, then you may not have any manner to liquidate or receive any payment on your investment.  Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations.  In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand business operations.

We were formerly a Shell Company and we are subject to SEC Rule 144(i)

We are a former “shell company” as defined in SEC Rule 144(i) as revised on 2/15/2008.  Under the revised Rule 144(i), a “shell company” is precluded from utilizing  Rule 144 as an exemption from registration unless the issuer has met the requirements to cure its shell status under Rule 144(i)(2) and it (i) is no longer a shell company as defined in Rule 144(i)(1); (ii) has filed all reports (other than Form 8-K reports) required under the Exchange Act for the preceding 12 months;  and (iii) has filed current "Form 10 information" with the SEC reflecting its status as an entity that is no longer an issuer described in Rule 144(i)(1), and at least one year has elapsed since the issuer filed that information with the SEC.

Provisions in our charter documents and under New York law could discourage a takeover that stockholders may consider favorable.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management.  These provisions include the following:

•
Our board of directors has the right to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors.

•	Our certificate of incorporation does not provide for cumulative voting in the election of directors. This limits the ability of minority stockholders to elect director candidates.

•
Our board of directors may issue, without stockholder approval, shares of undesignated preferred stock.  The ability to issue undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.

As a New York corporation, we are also subject to certain New York anti-takeover provisions. Under New York law, a corporation may not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Our board of directors could rely on New York law to prevent or delay an acquisition of us.

The concentration of our capital stock ownership with our founders, executive officers and our directors and their affiliates will limit our stockholders’ ability to influence corporate matters.

As of March 30, 2011, our founders, executive officer and directors together owned shares of common stock representing 52% of the voting power of our outstanding capital stock and have significant influence over management and affairs and over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, for the foreseeable future.  This concentrated control limits our stockholders’ ability to influence corporate matters and, as a result, we may take actions that our stockholders do not view as beneficial. As a result, the market price of our common stock could be adversely affected.

Item 2. Financial Information

The following discussion should be read in conjunction with our audited financial statements and notes included elsewhere in this Form 8-K.  This discussion contains forward-looking statements relating to future events and the future performance of the Company based on our current expectations, assumptions, estimates and projections about it and the Company’s industry. These forward-looking statements involve risks and uncertainties. Our actual results and timing of various events could differ materially from those anticipated in such forward-looking statements as a result of a variety of factors, as more fully described in this section and elsewhere in this Form 8-K. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.
Overview

Venture Industries, Inc. ("VII”) is a development-stage media and technology company that plans to provide personal media services and applications to consumers for use within social media networks and across mobile communication devices/platforms.

We plan to generate revenue through advertising, sponsorships, business-to-business marketing services and personalized consumer marketing rewards/offers.  Our vertical applications will introduce peer-to-peer video connections across social media networks (e.g. Facebook).

Today, consumer audiences want to have the ability to express themselves, to share with each other and make trusted connections. Our video application will facilitate the enhancement to make social media networks more personal across an individual’s social connections. We will also introduce new vertical mobile applications for content sharing and collaboration.  Underlying these applications will be an audience data management platform that serves the purpose of personalizing the consumer's experience through smart content, intelligent ad targeting and the integration of business-to-consumer e-commerce solutions that allow brand/marketing activation.

History of the Company

In December 2010, Frank Magliato, the President of Saddle River Associates & Company, Inc. joined with Lawrence Harris, formerly Chief Executive Officer and co-founder of Ansible Mobile to discuss a plan to create a media group that would take advantage of the growing world of social media, mobile media and video.  They formulated a strategy to build consumer facing applications and services, along with a plan to acquire or merge with pre-existing media technology entities.  Mr. Harris also identified a horizontal rollup strategy with several target companies.  They also discussed and identified important milestones for the financial strategy that would help to drive the business plan. VII commenced operations on December 7, 2010.

In December 2010 and January 2011, VII sought out and secured $1.3 million in funds and began operating as a business. Technology teams were engaged to code capabilities and user functionality into a video application that could run inside social networks. VII also performed research on a number of public companies and codified characteristics of such to meet requirements of a formal public operating company.

Recent events

In February 2011, VII entered into an Agreement and Plan of Share Exchange with VGTel, Inc., a New York corporation whose common stock was registered with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934 and initiated contact with institutional investors to secure $10 to $15 million in capital funding. Business operations continued, with a focus on technology development for video and mobile applications and research commenced on potential business partnerships for audience data management. Kirk McDonald, formerly President of Digital at Time, Inc. officially joined VII as a strategic consultant.

In March 2011, VII added new team members in key administrative, technology, finance and marketing roles. On March 23, 2011,  VII acquired the mark, software, and intellectual property  of PEEP for $150,000 (see Exhibit 10.1 to this Form 8-K)  and initiated a trademark application for PEEP. VII next launched a beta PEEP application on Facebook and sold a charter advertising sponsorship program.    Kirk McDonald assumed the role as Chairman of the Board of Directors of VII.

Results of Operations:
	Period ended January 31, 2011
Revenue	$	―
General and administrative expenses		64,000
Loss from operations before income taxes		(64,000)
Net loss		$(64,000)

Management’s Discussion and Analysis

During the period from inception of the operations of VII on December 7, 2011 to January 31, 2011, we earned no revenue.  We recognized general and administrative expenses consisting of legal, travel and entertainment, and incidental office expenses resulting in a net loss for the period of $64,000.

Liquidity and Capital Resources

At January 31, 2011,  we had not yet commenced our planned principal operations.  Through January 31, 2011 our cash flow requirements were met by obtaining proceeds from private placements of our common stock and a stockholder loan.  We expect that our cash needs to complete the development of the technology and put it into operation will exceed our available resources at January 31, 2011.  Therefore, there is no certainty regarding our ability to complete the software application's development and, once developed, to derive revenue from the software application.  These factors raise substantial doubt about our ability to continue as a going concern.  We are currently negotiating additional financing via the issuance of debt and equity that would enable us to complete development of our initial product and begin deriving revenue from that product.  However, no assurance can be given that this additional financing will be completed by us on acceptable terms, or at all or that once completed, services derived from the product(s) will be sufficient to sustain operations.

As of January 31, 2011, we had $856,000 in cash and cash equivalents.

During the period from inception to January 31, 2011, we raised an aggregate of $935,000 through the issuance of equity.  During this period, VII issued 15,000,000 shares to its founders for $10,000 and issued 916,000 shares to investors for $1,275,000, of which $350,000 was received on February 1st and 2nd , 2011.

Critical Accounting Policies and Estimates

Income taxes

We follow the asset and liability method of accounting for income taxes, which requires the recognition of deferred tax assets and liabilities using currently enacted tax rates based upon the differences between the tax basis of the assets and liabilities and the carrying amounts for financial statement purposes.  Our policy is to record a valuation allowance against deferred tax assets when management does not believe that it is more likely than not that the related deferred tax assets will be realized.  We consider estimated future taxable income or loss and other available evidence when assessing the need for its deferred tax valuation allowance.

Contractual Obligations

We currently do not have any material contractual obligations.

Quantitative and Qualitative Disclosures About Market Risk

Not applicable

Item 3. Properties

None

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 30, 2011 after giving effect to the merger and the related share issuances based on the Company’s stock records for:

•	each person, or group of affiliated persons, who we know beneficially owns more than 5% of our outstanding shares of common stock;

•          each of our directors;

•          each of our named executive officers; and

•          all of our current directors and executive officers as a group.

Except as indicated by any footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own.

Applicable percentage ownership is based on 27,228,571 shares of our common stock outstanding as of March 30, 2011.  Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Venture Industries, Inc., 415 Madison Avenue, 15th Floor, New York, New York 10017.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater Than 5% Stockholders:
Kirk McDonald	3,432,821	12.6%
Lawrence G. Harris	3,432,821	12.6%
Lori Dente*	3,432,821	12.6%
Saddle River Associates & Co., Inc. †	3,855,323	14.2%

Directors and Named Executive Officer:
Kirk P. McDonald	3,432,821	12.6%
Lawrence G. Harris	3,432,821	12.6%
Lori Dente*	3,432,821	12.6%
All directors and executive officer as a group	10,298,463	37.8%

Notes:

*
The beneficially owned shares of Lori Dente include 264,063 shares for Robert Dente, husband of Lori Dente.  Lori Dente and Frank Magliato are brother and sister.
†Frank C. Magliato is President of Saddle River Associates & Company, Inc

Item 5.  Directors and Executive Officers

The following table sets forth the names and ages of each of our directors and executive officer as of March 30, 2011:

Name	Age	Position

Kirk P. McDonald	44	Chairman of the Board of Directors
Lawrence G. Harris	48	President and Director
Lori Dente	47	Director

Background of directors and executive officers

Kirk P. McDonald is Chairman of the Board of Directors and a co-founder of the Company. Prior to co-founding the Company, Mr. McDonald was President of Digital, Time Inc. from January, 2009 to January 2011 where he was responsible for bringing together the company’s collective digital assets to deliver audience and brand solutions to corporate clients.  From March, 2008 to December 2008, Mr. McDonald held the position of Chief Advertising Officer of the Fortune|Money Group, where he oversaw worldwide advertising sales and integrated marketing across the group’s print and digital properties.  Prior to joining the Fortune|Money Group, Mr. McDonald served as the senior vice president of sales, marketing and client services for DRIVEpm and Atlas, both key units of Microsoft’s advertising business.  Mr. McDonald spent over nine years at CNET, where he was the Senior Vice President of Network Sales.  At CNET, Mr. McDonald engineered hugely successful strategic partnerships with the top-tier of technology marketers.  Mr. McDonald is qualified to serve as our Chairman of the Board of Directors based on his background as a seasoned media veteran with extensive experience in multi-media across a broad range of media brands.  Mr. McDonald is a member of the Board of Directors of Camp Interactive a non-for-profit organization.

Lawrence G. Harris is President and a Director and a co-founder of the Company. Prior to co-founding the Company, Mr. Harris was the Chief Executive Officer and co-founder of Ansible Mobile from 2007 to 2010, where he focused Ansible on delivering integrated creative, production and media services, mobile strategy and experience planning, and measurable results for brands and their digital agencies.  Prior to co-founding Ansible, Mr. Harris served as Executive Vice President and Director of Integrated Marketing for Draft from 2004 to 2007, where he formed and led the global team for CA and he led the Facebook Collaborative team.  Before joining Draft, Larry co-founded and led the award-winning, fully-integrated, digital arm of Foote, Cone and Belding. Mr. Harris is qualified to serve as a director based on his extensive track record of creating talented and diverse teams of mobile, social and digital experts. Mr. Harris is a member of the Board of Directors of two non-for-profit organizations, New Yorkers for Children and The MacDowell Colony (in New Hampshire).

Lori Dente, CPA is a Director.  Ms. Dente has spent the past fifteen years at Time Inc. currently in the position of Vice President for Time Inc. Branded Solutions.  Her previous positions included General Manager of This Old House Ventures, General Manager of the Fortune Money Group and Assistant Controller, Revenue Finance.  Ms. Dente is qualified to serve as a director based on her extensive financial experience.

Involvement in Certain Legal Proceedings

None of the directors has, during the past ten years:

(a)
Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)
Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

(d)
Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Family Relationships

There are no family relationships among any of our officers or directors with the exception of Director Lori Dente who is the sister of  Frank C. Magliato, President of Saddle River Associates & Company, Inc.,  an affiliate who owns 14.2% of the outstanding shares of the Company.

Director Independence

There are no members of the Board of Directors who qualify as an “independent” director under the applicable definition of the Nasdaq Global Market (“Nasdaq”) listing standards although the Company’s securities are not currently traded on an exchange or on Nasdaq which would require that the Board of Directors include a majority of directors that are “independent.

Other Directorships

None of our directors hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board Meetings and Committees; Annual Meeting Attendance

We did not hold any regular or special meetings of our Board of Directors during the period from December 7, 2010 (commencement of operations) to January 31, 2011, as all business was conducted telephonically and documented as written actions signed by all directors. We do not currently maintain separate audit, nominating or compensation committees. When necessary, the entire Board of Directors performs the tasks that would be required of those committees.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company.  Board of Director candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, diversity, and personal integrity and judgment.  Accordingly, we seek to attract and retain highly qualified directors.

In carrying out its responsibilities, the Board of Directors will consider candidates suggested by stockholders.  If a stockholder wishes to formally place a candidate's name in nomination, however, such stockholder must do so in accordance with the provisions of the Company's Bylaws.

Board Leadership Structure and Role on Risk Oversight

Currently Lawrence G. Harris is our Chief Executive Officer and has been appointed as Director by Joseph Indovina who has resigned from his positons as Chief Executive Officer and Director on February 24, 2011.  The resignations of Joseph Indovina as Director and the naming of Lawrence G. Harris as a Director will take effect on the tenth day following the mailing by the Company of an information statement that complies with the requirements of Rule 14f-1 under the Securities Exchange Act of 1934.

At present, we have determined this leadership structure is appropriate for the Company due to our small size and limited operations and resources.  As a result, no policy exists requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed our Board of Directors the flexibility to establish the most appropriate structure for the Company at any given time.

Subsequent to the forthcoming effective date of the change in directors, it is anticipated that Lawrence G. Harris will serve as our Chief Executive Officer and Director, Lori Dente will serve as our Chief Financial Officer and Director.  The proposed directors will continue to evaluate the Company’s leadership structure and modify such structure as appropriate based on the size, resources, and operations of the Company.

Item 6.  Executive Compensation

Our named executive officer (“NEO”) is Lawrence G. Harris, President and Director.

Through March 30, 2011, our NEO did not receive any significant form of compensation from the Company.  We expect to have an employment agreement in place for the NEO, as well as other compensation plans, such as share based plans and a 401(k), available to the NEO as well as our other employees in the near future.

Director compensation

We did not pay any compensation to our Board of Directors through March 30, 2011.

Item 7.  Certain Relationships and Related Transactions, and Director Independence.

Director Lori Dente is the sister to Frank C. Magliato, President of Saddle River Associates & Company, Inc. an affiliate who owns 14.2% of the outstanding shares of the Company.

Lawrence G. Harris,  our Chief Executive Officer  has also been President of Venture Industries, Inc., since the company was founded in December 2010.

Other than the foregoing relationships, there are no family relationships between any of our current directors or executive officers.  From our inception, there were no transactions involving our present officers, directors and principal shareholders that are required to be disclosed pursuant to applicable Security and Exchange Commission rules and regulations.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

We plan to prepare and adopt a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” will be a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person will not be covered by this policy. A related person will be any executive officer, director or a holder of more than five percent of our ordinary shares, including any of their immediate family members and any entity owned or controlled by such persons.

We anticipate that, where a transaction has been identified as a related-person transaction, the policy will require management to present information regarding the proposed related-person transaction to our to be formed audit committee (or, where approval by our audit committee would be inappropriate, to another independent body of our Board of Directors) for consideration and approval or ratification. Management’s presentation will be expected to include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available.

To identify related-person transactions in advance, we are expected to rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related-person transactions, our Board of Directors will take into account the relevant available facts and circumstances including, but not limited to:

•  the risks, costs and benefits to us;

•  the effect on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•  the terms of the transaction;

•  the availability of other sources for comparable services or products; and

•  the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

We also expect that the policy will require any interested director to excuse him or herself from deliberations and approval of the transaction in which the interested director is involved

Item 8. Legal Proceedings

None

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Our common stock is quoted on the Over the Counter Bulletin Board.  The table below sets forth the high and low prices for our common stock for each full quarterly period within the two most recent fiscal years.  Quotations reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions.  Before February 14, 2011, our common stock traded sporadically, if at all.  We do not expect to declare dividends in the foreseeable future because we intend to utilize  earnings, if any, to finance  future growth.

Period	High	Low
Qtr. Ended March 31, 2011	$15.00	$4.05
Qtr. Ended December 31, 2010	$0.25	$0.25
Qtr. Ended September 30, 2010	$0.25	$0.25
Qtr. Ended June 30, 2010	$0.25	$0.25
Qtr. Ended March 31, 2010	$0.25	$0.25
Qtr. Ended December 31, 2009	$0.25	$0.25
Qtr. Ended September 30, 2009	$0.25	$0.25
Qtr. Ended June 30, 2009	$0.25	$0.25

Effective February 1, 2011, VGTel issued an aggregate of 1,166,666 common shares to five service providers valued at an aggregate of $291,666, or $0.25 per share, for services rendered.  VGtel reported these share issuances on Form 8-K filed on February 14, 2011.

Effective as of December 30, 2010, certain shareholders of VGTel sold an aggregate of 3,332,823 VGTel shares to Joseph R. Indovina for a total purchase price of $265,613, or approximately $0.08 per share.  This transaction is further described in our amended Report on Form 8-K filed with the SEC on February 11, 2011.  We are not aware of any other issuances  between April 1, 2009 and before February 14, 2011.

At April 1, 2011, VGTel had approximately 118 shareholders of record excluding the shares registered to Cede & Co.

Item.10  Recent Sales of Unregistered Securities of Venture Industries, Inc.

Each of Lori Dente, Lawrence G. Harris, Kirk P. McDonald, Leverage 1 Financial Group, LLC, Preferred Equities, Inc. and Saddle River & Associates & Company, Inc. or their immediate family member or related entities, purchased from VII organizational shares for minimal consideration.  The receipients and numbers of shares are as follows:

Recipient:	Number of VII shares	Number of VGTel shares
Lori Dente and a family member	3,250,000	3,432,821
Lawrence G. Harris	3,250,000	3,432,821
Kirk P. McDonald	3,250,000	3,432,821
Leverage 1 Financial Group, LLC	500,000	528,126
Preferred Equities Inc	1,000,000	1,056,253
Saddle River Associates & Company, Inc.	3,650,000	3,855,323

Total	14,900,000	15,738,165

Frank C. Magliato is the sole shareholder and director of Saddle River Associates & Company, Inc.

During December 2010 and January 2011, VII sold 916,000 shares of VII common stock (967,528  Vgtel shares) for aggregate proceeds of $1,275,000 to 6 purchasers.

During January 2011, VII issued 180,000 shares of VII common stock (190,125 Vgtel shares) valued at $250,000 to various legal counsel for VII for professional services to rendered.

During March 2011, VII issued 100,000 shares of VII common stock (105,625 shares) to an individual who served as VII's interim Chief Operating Officer.

During February and March 2011, the Company issued an aggregate 660,000 shares of VII common stock (697,128 Vgtel shares) as charitable contributions.

The offers and sales were exempt from registration pursuant to 4(2) of the Securities Act of 1933.

Item 11.  Description of Securities

The following is a summary description of our capital stock and certain provisions of our Certificate of Incorporation and By-laws, copies of which have been incorporated by reference as exhibits to this Report on Form 8-K.

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $.001 per share and 10,000,000 shares of preferred stock, par value $.0001 per share.

We currently have 27,228,571 shares of common stock issued and outstanding.  No preferred shares have been issued to date.  All of the issued and outstanding shares of common stock are duly authorized, fully paid, non-assessable and validly issued.

Common Stock

Voting Rights.  Each outstanding share of the common stock is entitled to one vote in person or by proxy in all matters that may be voted upon by shareholders of the Company.

Our Certificate of Incorporation and By laws do not provide for cumulative voting rights in the election of directors.  Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Preemptive Rights.  The holders of common stock have no preemptive or other preferential rights to purchase additional shares of any class of the Company's capital stock in subsequent stock offerings

Liquidation Rights.In the event of the liquidation or dissolution of the Company, the holders of common stock are entitled to receive, on a pro rata basis, all assets of the Company remaining after the satisfaction of all liabilities.

Conversion and Redemption.Shares of common stock have no conversion rights and are not subject to redemption.

Dividends. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor.

Preferred Shares. The designations and the powers, preferences and rights, and the qualifications or restrictions of the preferred shares are as follows:

The shares of preferred stock are authorized to be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are specified in the resolution or resolutions adopted by the Board of Directors providing for the issue thereof.  Such preferred stock may be convertible into, or exchangeable for, at the option of either the holder or the Company or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of capital stock of the Company at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated and expressed in the Certificate of Incorporation or any amendment thereto or in the resolution or resolutions adopted by the Board of Directors providing for the issue thereof.

Majority Written Consent.  The Certificate of Incorporation permits the shareholders to act, in lieu of a shareholders’ meeting, by written consent of not less than the minimum percentage of the total vote required by statute, the Certificate of Incorporation, or the By-laws, provided that prompt notice is given to all shareholders of the taking of such action is given to all shareholders.

Item 12.  Indemnification of Directors and Officers

Article XI of our By-laws provides that VGTel shall indemnify each of its directors, officers, and employees whether or not then in service as such (and his or her executor, administrator, and heirs), against all reasonable expenses actually and necessarily incurred by him or her in connection with the defense of any litigation to which the individual may have been made a party because he or she is or was a director, officer, or employee of VGTel.  The individual shall have no right to reimbursement, however, in relation to matters as to which he or she has been adjudged liable to VGTel for negligence or misconduct in the performance of his or her duties, or was derelict in the performance of his or her duty as director, officer or employee by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties of his or her office or employment.  The right to indemnity for expenses shall also apply to the expenses of suits which are compromised or settled if the court having jurisdiction of the matter shall approve such settlement.  This right of indemnification is in addition to all rights to which such director, officer or employee may be entitled.

On March 30, 2011, we purchased a directors and officers indemnification insurance policy written by Berkeley Insurance Company. The annual premium is $70,000 for a policy period that expires March 29, 2012. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of his or her conduct in such capacities
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Item 3.02      Unregistered Sales of Equity Securities

On January 14, 2011, 3,100,000 common shares were issued upon exercise of  775,000 series  A, B, C, D warrants.  The warrants were originally issued to the subscribers of the VGTel’s  series A units sold in February 2006 and May 2006.  In February 2006 VGtel offered 800,000 series A units at $.025 per unit to accredited and non-accredited investors in a private placement offering pursuant to Regulation D 506.   In February and March 2006, 400,000 units consisting of 400,000 shares of common stock and four series of common stock purchase warrants were sold for total consideration of $10,000.  In May of 2006, VGTel issued 400,000 shares of common stock and four series of common stock purchase warrants for research & development services rendered valued at $10,000.

On January 26, 2011 3,840,000 shares of common stock was issued upon the exercise of 960,000 series A, B, C, D warrants that were originally issued on May 28, 2008.   The warrants were sold in a private placement transaction and consisted of an aggregate $24,000 of series A units of its securities.

Description of warrants Each series A unit consisted  of (i) 1 share of the VGTel's common stock, $.0001 par value and (ii) one series A (iii) one series B (iv) one series C (v) and one series D common stock purchase warrant to purchase shares of the VGTel’s Common Stock, $.0001 par value. Each series A, B, C, D warrant is exercisable at $0.001 cents per warrant.

On February 7, 2011, VGTel issued an aggregate of 1,166,666 common shares to five service providers valued at $291,666 for services rendered.  VGTel filed a Form 8-K on February 15, 2011 reporting the shares issuances.   The shares issued  are exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated there under, inasmuch as the securities were sold to accredited investors only.    The shares will bear a 144 Restrictive legend.   VGTel has not offered registration rights to the subscriber and the shares issued are therefore restricted.

On March 30, 2011  VGTel issued 17,698,571 shares to the shareholders of VII pursuant to the  Exchange Agreement.  The issuance of these shares was made in reliance upon exemptions provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

Item 5.01      Changes in Control of Registrant

On March 30, 2011, the date the Exchange Agreement was consummated, the shareholders of Venture Industries Inc.,  became the controlling shareholders of VGTel, Inc. The description of the Exchange Agreement is incorporated by reference herein from Item 1.01 and Item 2.01 above.

Other than the transactions and agreements disclosed in this Form 8-K, we know of no other arrangements which may result in our change in control.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Pursuant to the Exchange Agreement, on the close of business on February 24, 2011,  the Sole Director of VGTel, Inc. Joseph Indovina, resigned from his positions as Chief Executive Officer, President, Treasurer, Chief Financial Officer and Sole Director of Company.   There was no disagreement between Mr. Indovina and our Company’s policies or procedures.

Prior to his resigning as Chief Executive Officer and Director, Joseph Indovina appointed  Lawrence Harris  to the position of Chief Executive Officer, and Director  of VGTel, Inc.

The resignations of Joseph Indovina as Director and the naming of Lawrence G. Harris as a Director will take effect on the tenth day following the mailing by the Company of an information statement that complies with the requirements of Rule 14f-1 under the Securities Exchange Act of 1934.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 24, 2011, the shareholders of VGTel authorized an amendment to the Certificate of Incorporation to increase the authorized common stock, with an existing par value $0.0001, to 500,000,000 shares.    The amendment was approved by the holders of 53% of the issued and outstanding shares of VGTel’s voting capital stock.  Starting with the periodic report for the quarter in which the share exchange was completed, we will file annual and quarterly reports based on our fiscal year end that will depict the operating results of VGTel  (name to be VII Media Corporation) including Venture Industries, Inc., its wholly owned subsidiary, from  inception.   In reliance on Section III F of the Securities and Exchange Commission’s Division of Corporation Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance dated March 31, 2001, we do not intend to file a transition report.

The foregoing actions will be legally effective approximately twenty (20) days following the filing of a Definitive Information Statement with the Commission or such later date as approved by FINRA.

Item 5.06  Change in Shell Company Status

As described in Item 1.01 and 2.01 of this Form 8-K, on March 30, 2011,  we consummated the Exchange Agreement with Ventures Industries, Inc.  As the result of the consummation of the Exchange Agreement, we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 8.01  Other Events

February 24, 2011 the Board of Directors and majority of the shareholders of VGTel  approved: (i) the reincorporation from the State of New York to the State of Delaware.  The reincorporation will be affected by the Company’s merger with and into a wholly owned Delaware subsidiary of the Company of the same name that was created for the sole purpose of the reincorporation;  (ii) an  eight  for one  (8:1 ) forward split of VGTel’s common stock, par value $0.0001 per share; and (iii) establishment of the 2011 Equity Incentive Plan under which it reserved an aggregate of 10,000,000 shares for issuance to directors, officers, employees and consultants:  and  (iv)  to  change the name of VGTel to “VII Media Corporation .”

The foregoing actions will be legally effective approximately twenty (20) days following the filing of a Definitive Information Statement with the Commission or such later date as approved by FINRA.

Item 9.01  Financial Statements and Exhibits

 (a)  Financial Statements of Business Acquired

 Filed herewith are:

(a)	Audited Financial Statements of Venture Industries, Inc. as of January 31, 2011 and for the period from December 7, 2010 (commencement of operations) to January 31, 2011.

(b)	Unaudited pro forma condensed combined financial information of VGTel, Inc. and Venture Industries, Inc. at December 31, 2010.

(c)	Shell company transactions: Reference is made to the disclosures set forth under Items 2.01 and.06 of this report, which disclosure is incorporated herein by reference.

Exhibit
No. Description

3.1	Certificate of Incorporation of VGTel, Inc. – incorporated by reference to Exhibit 3.1 to Registration Statement of VGTel, Inc. on Form SB-2 filed with the SEC on May 23, 2006.

3.2
Certificates of Amendment of Certificate of Incorporation of VGTel, Inc. – incorporated by reference to Exhibit 3.2 to Registration Statement of VGTel, Inc. on Form SB-2 filed with the SEC on June 16, 2006.

3.3	Certificate of Amendment of the Certificate of Incorporation of VGTel, Inc. filed with the New York Department of State on February 24, 2011.

3.4
By-laws of the Company – incorporated by reference to Exhibit 3.3 to Registration Statement of VGTel, Inc. on Form SB-2 filed May 23, 2006.

99.1   Audited Financial Statements of Venture Industries, Inc. as of January 31, 2011 and for the period from December 7, 2010 (commencement of operations) to January 31, 2011.

99.2   Unaudited pro forma condensed combined financial information of VGTel, Inc. and Venture Industries, Inc. at December 31, 2010.

10.1   Form of PEEP Quitclaim Deed of Assignment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VGTel Inc.

                               Date:  April 5, 2011

By: /s/ Lawrence G. Harris
Lawrence G. Harris

    President, Interim Chief Financial Officer, Principal Accounting Officer